Exhibit 99.2

RIDER

This Rider is a part of that certain Lease (the “Lease”) by and between CENTER WEST, a California limited partnership (the “Landlord”), and RENTECH, INC., a Colorado corporation (the “Tenant”). To the extent of any inconsistencies between this Rider and the terms and provision of the Lease, the provisions of this Rider shall control.

58.           Initial Payment.  In addition to the Security Deposit, an amount equal to one month’s Monthly Basic Rent shall be paid by Tenant to Landlord upon execution of this Lease, to be applied towards Tenant’s obligation of payment of Monthly Basic Rent under the Lease.

59.           Rent Abatement.

59.1         The Suite 708 Premises.  Monthly Basic Rent with respect to the Suite 708 Premises shall be fully abated for the initial six (6) months of the Lease Term.

59.2         The Suite 710 Premises.  Monthly Basic Rent with respect to the Suite 710 Premises shall be fully abated for the initial month of the Lease Term.

59.3         Rent Abatement Covenant.  Tenant shall pay all other sums and charges payable under the Lease (including but not limited to Excess Expenses) during the periods set forth in Sections 59.1 and 59.2 (the “Excused Rent Periods”). Tenant understands and agrees that Landlord’s waiver of Tenant’s obligation to pay Monthly Basic Rent during the Excused Rent Periods is conditioned upon Tenant’s performing each and every obligation on its part to be performed under the Lease. Accordingly, upon the occurrence of a default during the Lease Term, the foregoing provisions relieving Tenant of the obligation to pay Monthly Basic Rent during the Excused Rent Periods (the “Rent Abatement Provisions”) shall be null and void and all Rents which, in the absence of the Rent Abatement Provisions, would have been payable during the Excused Rent Periods up to the date of the default shall become immediately due and payable by Tenant and Tenant shall pay all Rents during the remainder of the Lease Term as such Rents would have become due and payable in the absence of the Rent Abatement Provisions.

60.           After Hours HVAC and Lighting.  In the event that Tenant requires HVAC and/or electricity for lighting during non-Building Hours (as such term is defined in the Rules and Regulations), Landlord agrees to provide such HVAC and/or electricity for lighting within the Building’s reasonable capacity and requirements of law and Tenant agrees to reimburse Landlord for Landlord’s actual and reasonable costs of providing such HVAC and/or electricity for lighting including Landlord’s commercially reasonable estimate of its equipment costs for non-Building Hours use and its commercially reasonable costs of ownership, maintenance, repair and replacement plus its reasonable cost of overhead and administration to provide such non-Building Hours HVAC and/or electricity for lighting. As of the date of execution of the Lease, the cost to provide non-Building Hours HVAC is $75.00 per hour and the cost to provide non-Building Hours electricity for lighting is $5.00 per hour.

61.           Landlord’s Work.  Except as otherwise set forth in the Lease and in this Article 61, Tenant shall accept the Premises in its “as is” physical condition as of the date of the Lease set forth in the Basic Lease Information and Definitions, without any obligation of Landlord’s part to make any other alterations, repairs or improvements. Upon complete execution of the Lease, Landlord shall, at its own cost and expense, remodel the Premises as set forth in Exhibit “G” of the Lease (“Landlord’s Work”). Landlord shall use reasonable and diligent efforts to complete Landlord’s Work in a timely manner, subject to force majeure delays and delays caused by Tenant, its agents, contractors and employees. Landlord’s Work shall be deemed substantially complete notwithstanding the fact that minor details of construction, mechanical adjustments or decorations, which do not materially interfere with Tenant’s use and enjoyment of the Premises, remain to be performed (items normally referred to as “punch list” items).

Provided that Tenant and its agents do not interfere with the completion of Landlord’s Work, Tenant may access the Premises prior to the substantial completion of Landlord’s Work for the purpose installing its furniture, fixtures and/or equipment (including Tenant’s data and telephone cabling and equipment) in the Premises. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Article 61. Furthermore, Tenant shall be solely responsible for any loss or damage to the above mentioned furniture, fixtures and/or equipment.

62.           Letter of Credit.  In addition to depositing with Landlord a Security Deposit, within seven business (7) days of the date of the Lease, Tenant shall at its own cost and expense deliver to Landlord and maintain an irrevocable letter of credit in favor of Landlord in the amount of Two Hundred Thousand Dollars ($200,000.00) (the “L-C”). The L-C shall be in form and content as set forth in Exhibit “F” of the Lease, and shall be maintained until such date which is thirty (30) days after the Expiration Date of the Lease Term. The L-C shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord.

If Tenant has not failed to perform its obligation under this Lease, the amount of the L-C shall, on each anniversary of the Commencement Date during the Lease Term, be reduced to the following amounts:

Beginning of the Lease Year	Amount of L-C
Second	$150,000.00
Third	$100,000.00
Fourth	$50,000.00

In the event Tenant has failed to perform its obligation under this Lease, including, but not limited to, the provisions relating to the payment of Rent, or if Tenant fails to renew the L-C at least thirty (30) days before its expiration, Landlord may in its sole and absolute discretion, but shall not be required to, draw upon that portion of the L-C necessary for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant’s failure to perform its obligation under the Lease, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default; provided, however, that Landlord may draw upon all of the L-C in the event that Tenant fails to renew the L-C at least thirty (30) days before its expiration; provided further that Tenant may within ninety (90) days of the date upon which Landlord draws upon the L-C for Tenant’s failure to timely renew the L-C, provide Landlord with a new L-C, which L-C meets all of the criteria for the L-C as set forth in this Article 62, in the amount of the L-C then due under the Lease, and upon Landlord’s receipt of such new L-C, Landlord shall promptly return the L-C Security Deposit (as defined below) to the Tenant. Tenant shall have the right to exchange the L-C at any time for a substitute letter of credit, provided that such substitute letter of credit meets all of the criteria for the L-C as set forth in this Article 62; provided further that the expiration date of the substitute letter of credit shall be no less than one year from the date of substitution and that such substitute letter of credit in no way violates Tenant’s obligation to renew the L-C at least thirty (30) days before the L-C’s expiration. Such letter of credit shall thereafter be referred to as the “L-C”, and Landlord shall promptly deliver to Tenant the original L-C.

The use, application or retention of the L-C, or any portion thereof by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the L-C which is drawn upon by Landlord, but is not used or applied by Landlord, shall be held by Landlord and deemed a security deposit (the “L-C Security Deposit”). If any portion of the L-C is drawn upon, Tenant shall, within five (5) days after written demand therefor, either, (i) deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to cause the sum of the L-C Security Deposit and the amount of the remaining L-C to be equivalent to the amount of the L-C then required under this Lease or (ii) reinstate the L-C to the amount then required under this Lease, and Tenant’s failure to do so shall be a default under this Lease. If any portion of the L-C Security Deposit is used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to cause the sum of the remaining L-C Security Deposit and the amount of the remaining L-C to be equivalent to the amount of the L-C then required under this Lease, and Tenant’s failure to do so shall be a default under this Lease.

Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the L-C Security Deposit and/or the L-C to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the L-C Security Deposit and/or the L-C. The L-C Security Deposit and/or the L-C, or any balance thereof, shall be returned to Tenant within thirty (30) days following the end of the Lease Term.

Tenant’s failure to maintain the L-C pursuant to the terms and conditions of Article 62 shall be considered to be an event of default under Section 19.1 of the Lease.

Landlord may require that Landlord and Landlord’s mortgagee be named as co-beneficiaries of the L-C. From time to time as and if Landlord’s mortgagee changes, or as other circumstances reasonably warrant, at Landlord’s request, Tenant shall cause its bank to reissue the L-C and/or permit transfer or assignment of the L-C as requested by Landlord and/or Landlord’s mortgagee. Tenant shall bear the cost of all transfer or reissuance fees, if any. In addition, upon the request by Landlord, Tenant shall its own cost and expense use commercially reasonable efforts to cause its issuing bank to make such commercially reasonable changes in the form (but not the economic terms) of the L-C.

The obligations of Landlord under the Lease shall be expressly conditional upon Tenant delivering the L-C, in a form and of a substance in full compliance with the requirements of

Article 62, on or before the date seven (7) business days following the date of the Lease (the “LC Delivery Date”). Notwithstanding any provision of this Lease to the contrary, in the event the L-C is not so delivered to Landlord on or before the LC Delivery Date, and such failure is not cured within three (3) business days of delivery to Tenant of notice of such failure, (i) at any time thereafter (and before such delivery of the L-C to Landlord), Landlord may terminate this Lease, effective upon delivery of written notice of such termination to Tenant, (ii) without prejudice to any other right or remedy it may have hereunder, at law or in equity, Landlord may stop (and defer) the performance of any obligation relating to construction of the Landlord’s Work, with any delay in the Commencement Date constituting a Tenant delay, and (iii) Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, damages, losses, liabilities, obligations, actions, costs or expenses including, without limitation, attorneys’ fees (collectively, “Claims, Damages and Losses”) asserted against or incurred by Landlord as a result of such failure and the exercise of any right or remedy of Landlord in connection therewith, including, without limitation, in the case where Landlord shall terminate this Lease pursuant to clause (i) above, all Claims, Damages and Losses asserted against or incurred by Landlord in connection with the construction of the Landlord’s Work or otherwise incurred by Landlord in connection with the transaction contemplated by this Lease. In such case, Landlord shall be entitled to, among other remedies, draw against the Security Deposit to cover such Claims, Damages and Losses.

63.           Right to Additional Parking Privileges.  In addition to the parking privileges set forth in the Basic Lease Information and Definitions which Tenant shall lease during the Lease Term, Tenant shall have the right, but not the obligation, to lease eight (8) additional parking privileges during the Lease Term at prevailing Building rates, provided the ratio of reserved to unreserved parking privileges set forth in the Basic Lease Information and Definitions shall be maintained.

64.           Initial Parking Privileges.  Notwithstanding anything to the contrary in Article 51, during the initial six (6) months of the Lease Term, Tenant may lease, but shall not be obligated to lease, the number of parking privileges set forth in the Basic Lease Information and Definitions. Commencing as of the seventh (7th) month of the Lease Term, Tenant shall lease the number of parking privileges set forth in the Basic Lease Information and Definitions.

65.           Real Property Taxes.  Notwithstanding anything to the contrary set forth in Article 4, any Real Property Tax increase resulting from a sale or transfer of the Building after the Base Year which results in a reassessment of the Building for tax purposes shall not be included in computations for payment of increases of Operating Expenses during the first three (3) years following the Base Year, provided however, in no event Tenant’s Real Property Tax obligation to under this Lease shall be less than the real property taxes payable by Tenant during the Base year.

66.           Exclusions From Operating Expenses.  Notwithstanding anything to the contrary contained in Article 4 of the Lease, Operating Expenses shall not include the following:

(i)            Interest, principal, points and fees on mortgage debts or amortization on any mortgage or mortgages;

(ii)           Any ground lease rental;

(iii)          Electric power costs or other utility costs for which any tenant directly contracts with the local public service company (but Landlord shall have the right to “gross up” as if the floor was vacant);

(iv)          All items and services for which Tenant or any other tenant in the Building reimburses Landlord (other than through Tenant’s Percentage Share of Operating Expenses), or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(v)           Costs incurred by Landlord for the repair of damages to the Building, to the extent that Landlord is reimbursed by insurance proceeds, exclusive of any deductible expenses involved;

(vi)          Legal fees, space planner’s fees, real estate brokers’ leasing commissions, and advertising expenses incurred in connection with the original development or original leasing of the Building or future leasing of the Building;

(vii)         Leasing commissions, attorneys’ fees, and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building (except for costs of enforcement of the Building’s Rules and Regulations);

(viii)        Landlord’s executive salaries;

(ix)           Landlord’s general corporate overhead, except to the extent included in other items includable in Operating Expenses;

(x)            Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements in the premises of other tenants;

(xi)           Any compensation paid to clerks, attendants or other persons in retail concessions (excluding parking and concierge services) operated by Landlord;

(xii)          Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Building to the extent the same materially exceeds the cost of such services rendered by unaffiliated third parties which are of the quality provided in the Building;

(xiii)         Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which, if purchased rather than rented, would constitute a capital improvement which is specifically excluded in (xiv) below (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);

(xiv)        Costs of capital improvements in excess of $100,000 per annum, and in all cases excepting those (1) required by laws enacted on or after the date the temporary certificate of occupancy issued for the Building shall be validly issued (amortized over the useful life of the improvement), together with interest, (2) acquired to reduce Non-Tax Operating Expenses amortized on an annual rate reasonably calculated to equal the amount of Non-Tax Operating Expenses projected to be saved in each calendar year throughout the Term (as determined at the time Landlord elected to proceed with the capital improvement to reduce Non-Tax Operating Expenses), together with interest, or (3) costs of capital tools;

(xv)         Depreciation, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation would otherwise have been included in the charge for such third party’s services all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation is permitted or required, the item shall be amortized over its reasonable anticipated useful life; and

(xvi)        Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly but which are provided to another tenant or occupant of the Building the cost of which is included in Non-Tax Operating Expenses.

(xvii)       Capital expenditures required by Landlord’s failure to comply with laws enacted on or before the date when the Building’s temporary certificate of occupancy was validly issued;

(xviii)      Advertising and promotional expenditures, and costs of signs in or on the Building (except for the Building directory) identifying the owner of the Building or any other tenant of the Building;

(xix)         Tax penalties incurred as a result of Landlord’s negligence or inability or unwillingness to make payments when due.

TENANT:		LANDLORD:

RENTECH, INC.,		CENTER WEST,
a Colorado corporation		a California limited partnership

		By:	GLENSHIRE, INC.,
By:	/s/ D. Hunt Ramsbottom		a California corporation,
Name:	D. Hunt Ramsbottom		General Partner
Its:	President and CEO

			By:	/s/ Cyrus Hekmat
By:			Its	General Partner
Name:
Its: